STOWE & DEGON LLC
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

February 13, 2017

Stephen Saber,
Chief Executive Officer & Chairman of the Board
The Pulse Network, Inc.

Dear Stephen:

This letter is formal notice of our resignation as auditor for The Pulse Network, Inc. (Commission File Number 000-54741) (the "Company") effective February 13, 2017.

Sincerely,

Stowe & Degon LLC

Stowe & Degon LLC

95A TURNPIKE ROAD • WESTBOROUGH, MASSACHUSETTS 01581
TELEPHONE (508) 983-6700 • FAX (508) 983-6701
www.stowedegon.com